Exhibit 10.3

Execution Version

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT, dated as of June 2, 2011, is made by BRT TORCH MEMBER LLC, a Delaware limited liability company (“Pledgor”), in favor of DEBT OPPORTUNITY FUND III, LLC, a Delaware limited liability company (“Pledgee”).

RECITALS

A.          Pledgor and Pledgee have entered into that certain Limited Liability Company Agreement (the “Operating Agreement”) of BRTL LLC, a Delaware limited liability company (the “Company”).

B.           Pursuant to Section 7.06 and/or Section 9.13 of the Operating Agreement, Pledgor may from time to time owe to Pledgee a Net Clawback Amount (the total of all such Net Clawback Amount outstanding from time to time, the “Obligations”).

C.           In order to induce Pledgee to enter into the Operating Agreement, and in order to further secure in part the Obligations, Pledgee has required that Pledgor execute and deliver this Agreement to Pledgee.

Now, therefore, in consideration of the above Recitals and the mutual covenants and agreements hereinafter set forth, and subject to the terms and conditions hereof, Pledgor and Pledgee hereby represent, warrant, covenant and agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used but not defined herein shall have the meanings given thereto in the Operating Agreement.  As used herein, the following terms have the meanings indicated:

(a)             “Agreement” means this Pledge and Security Agreement, as the same may from time to time be modified, supplemented or amended and restated.

(b)             “Collateral” has the meaning provided in Section 2.1(a).

(c)             “Company” has the meaning provided in the Recitals.

(d)             “Event of Default” has the meaning provided in Section 2.3.

(e)             “Membership Interests” means any and all rights in the capital, profits, losses, gains, distributions or other economic interests of any type of, in or to the Company and any right to vote or otherwise direct the affairs of the Company.

(f)              “Obligations” has the meaning provided in the Recitals.

(g)             “Operating Agreement” has the meaning provided in the Recitals.

(h)             “Pledgee” has the meaning provided in the preamble of this Agreement.

(i)              “Pledged Interests” has the meaning provided in Section 2.1(b).

(j)              “Pledgor” has the meaning provided in the preamble of this Agreement.

(k)             “Receipts” means all of Pledgor’s dividends and/or distributions, and rights to dividends and/or distributions, of any kind from any of the Collateral and all proceeds thereof, and all other income, cash flow, profits, and all other fees and payments of any nature whatsoever arising from the Membership Interests.

(l)              “UCC” and “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York.

ARTICLE II

PLEDGE OF MEMBERSHIP INTERESTS
Section 2.1.        Pledge.

(a)             Pledgor hereby transfers, grants, bargains, sells, conveys, hypothecates, pledges, sets over, endorses over and delivers unto Pledgee, and grants to Pledgee, as security for the Obligations, a security interest in (i) all of Pledgor’s right, title and interest in the Membership Interests and all proceeds thereof, (ii) any warrants, rights or options issued to the holders of, or otherwise in respect of, the Membership Interests, (iii) all Receipts, (iv) all other property hereafter delivered to Pledgee in substitution for or in addition to the foregoing in respect of the Membership Interests, all certificates and instruments representing or evidencing such property, and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof, and (v) any and all proceeds resulting from the items described in clauses (i), (ii) (iii) and (iv), regardless of whether the items described in clauses (i), (ii), (iii) and (iv) are now owned by Pledgor or hereafter acquired and whether now existing or hereafter coming into existence (collectively, the “Collateral”).

(b)             Delivery of Collateral.

Pledgor agrees to deliver or cause to be delivered to Pledgee in accordance with Section 3.2(i), any and all certificated membership interests or other certificated securities now or hereafter included in the Collateral (all such securities, the “Pledged Interests”), together with any endorsement, accompanied by one or more undated instruments of transfer duly executed in blank reasonably satisfactory to Pledgee and by such other instruments and documents as Pledgee may reasonably request to further evidence or perfect the security interest and other rights granted herein.

Section 2.2.        [Intentionally Omitted]

Section 2.3.        Events of Default.  The occurrence and continuance of any of the following events shall constitute an “Event of Default” hereunder:

(a)            Pledgor shall fail to pay to Pledgee the Net Clawback Amount as and when required by Section 7.06 and/or Section 9.13 of the Operating Agreement and such failure to pay has not been cured within ten (10) days after written notice from Pledgee;

(b)           Pledgor shall fail to perform or observe any term, covenant or agreement contained herein on its respective part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to Pledgor by Pledgee; provided, however, if (i) such failure is susceptible to cure, but cannot reasonably be cured within such 30 day period, (ii) Pledgor shall have commenced to cure such failure within said 30 day period, and thereafter diligently and expeditiously proceeds to cure the same, and (iii) there is no material impairment or deterioration of the value of the Collateral during the extended cure period, then such 30 day period shall be extended for an additional 45 days;

(c)            The placement, issuance or filing of any levy, attachment, garnishment or similar process against the Collateral, or the commencement of any proceeding in connection therewith or of any other judicial process of, upon or in respect of, the Collateral; or

(d)            Except as may permitted under the Operating Agreement and subject to compliance with Section 3.2(b)(i) hereof, Pledgor shall sell, assign, transfer, pledge, encumber, dispose of, grant a security interest in, or otherwise convey any of the Collateral without the prior written consent of Pledgee, which consent may be withheld in Pledgee’s sole discretion.

Section 2.4.        Remedies upon an Event of Default.

(a)             If an Event of Default shall have occurred and be continuing, subject to Section 7.06(e) of the Operating Agreement, Pledgee shall be entitled to exercise all the rights and remedies of a secured party upon default under the UCC, including sale of the Collateral.  In furtherance and not in limitation of the foregoing, Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  Each purchaser at any such sale shall hold the property so sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral after sale hereunder, and all rights, if any, of marshaling the Collateral and any other security for the Obligations or otherwise, and all rights, if any, of stay and/or appraisal which it now has or may any time in the future have under rule of law or statute now existing or hereafter enacted.  At any such sale, unless prohibited by applicable law, Pledgee may bid for and purchase (by bidding in Obligations or otherwise) all or any part of the Collateral so sold free from any such right or equity of redemption.  Pledgee shall not be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall it be under any obligation to take any action whatsoever with regard thereto.

(b)             Each right, power and remedy of Pledgee provided for in this Agreement or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy.  The exercise or beginning of the exercise by Pledgee of any one or more of the rights, powers or remedies provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Pledgee of all such other rights, powers or remedies, and no failure or delay on the part of Pledgee to exercise any such right, power or remedy shall operate as a waiver thereof.

(c)             All moneys collected by Pledgee upon any sale or other disposition of the Collateral, together with all other moneys received by Pledgee hereunder, shall be applied as follows:

(i)       First, to the payment of all costs and expenses, if any, of Pledgee incurred in connection with such sale or disposition or otherwise payable under this Agreement;

(ii)      Second, to the payment of the Obligations in such order as Pledgee shall determine in its discretion; and

(iii)     Third, to the extent remaining after the application pursuant to the preceding clauses (i) and (ii), to Pledgor or to whomever may be lawfully entitled to receive such payment.

(d)             It is understood and agreed that Pledgor shall remain liable to the extent of any deficiency between (i) the amount of the proceeds of the Collateral applied pursuant to Section 2.4 and (ii) the outstanding amount of the Obligations.

(e)             Upon any sale of the Collateral by Pledgee hereunder, the receipt by Pledgee or the officer making the sale of the purchase price shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

Section 2.5.        Further Assurances.  Pledgor shall cause to be filed at its sole cost and expense such UCC financing statements, in all applicable recording offices of each applicable jurisdiction, as are required to perfect the security interest of Pledgee in the Collateral, and will promptly provide Pledgee with certified copies thereof with evidence of filing indicated thereon.  In addition, Pledgor shall, at Pledgor’s sole cost and expense, from time to time as reasonably requested by Pledgee, prepare, execute, acknowledge, record, register, file and/or deliver to Pledgee such other instruments, agreements, certificates and documents (including the preparation and filing of UCC financing statements and continuations thereof) as Pledgee may reasonably request to evidence, confirm, perfect and maintain the liens granted or required to be granted to Pledgee by this Agreement, and shall fully cooperate with Pledgee and perform all additional acts which are necessary to effect the purposes of the this Agreement.

Section 2.6.        Termination and Release of Pledge.  Upon the expiration or earlier termination of the existence of the Company and the indefeasible repayment in full of any outstanding Obligations, the pledge of the Collateral contained in this Article II shall automatically terminate and Pledgee, at the request and expense of Pledgor, will execute and deliver to Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of such pledge, and will duly assign, transfer and deliver to Pledgor (without recourse and without any representation or warranty except that it has not previously encumbered or sold such Collateral in violation of this Agreement) such of the Collateral as may be in the possession of Pledgee and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by Pledgee hereunder.  In the event that all or any part of the Collateral is sold in connection with a sale permitted by terms of this Agreement or is otherwise released at the direction of Pledgee, and the proceeds of such sale or sales or from such release are to be applied in accordance with the terms of this Agreement to the extent required to be so applied, Pledgee, at the request and expense of Pledgor, will release such Collateral from this Agreement, and will duly assign, transfer and deliver to Pledgor (without recourse and without any representation or warranty except that it has not previously encumbered or sold such Collateral in violation of this Agreement) such of the Collateral as is then being (or has been) so sold or released and as may be in possession of Pledgee and has not theretofore been released pursuant to this Agreement.

Section 2.7.        Bankruptcy.  Without limitation of the absolute nature of this Agreement, Pledgor and Pledgee agree that (a) this Agreement shall constitute a “security agreement” for purposes of 11 U.S.C. Section 552(b), (b) the security interests created by this Agreement extend to property of Pledgor acquired before the commencement of a case in bankruptcy and to all amounts of Collateral paid as payments, and (c) such security interests shall extend to all such payments acquired by the estate after the commencement of any case in bankruptcy.  Pledgor and Pledgee confirm that (i) this Agreement, (ii) the obligations of Pledgor hereunder, and (iii) the security interests created by Pledgor hereunder not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law to the extent applicable to this Agreement, the obligations of Pledgor hereunder or the security interests created by Pledgor hereunder.  To effectuate the foregoing intention, the parties hereby irrevocably agree that the obligations of Pledgor under this Agreement shall be limited to the maximum amount as will result in the obligations of Pledgor under this Agreement not constituting a fraudulent transfer or conveyance.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.1.        Representations and Warranties.  Pledgor represents and warrants that on the date hereof:

(a)             Pledgor is the sole owner of the Membership Interests.

(b)            Pledgor is the sole owner, beneficially and of record, of interests in the Collateral, subject to no pledge, lien, mortgage, security interest, charge, option or other encumbrance whatsoever, except the liens and security interests created by this Agreement.  No financing statement covering the Collateral, or any part thereof, has been or will be filed with any filing officer, except as required hereunder.

(c)            Pledgor has the right in and good title to the Collateral and has full right, power and authority to pledge the Collateral pursuant to this Agreement and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any person or entity other than Pledgee.

(d)            The Membership Interests are uncertificated and no other ownership or beneficial interest in any portion of the Collateral is evidenced by any certificate or any other document that is an instrument (as defined in the Uniform Commercial Code).

(e)            This Agreement has been duly executed and delivered by Pledgor.

(f)             This Agreement constitutes a legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the enforcement or creditors’ rights generally.

(g)            Once the pledge of the Collateral hereunder is effective and the related UCC Financing Statement has been filed, Pledgee will have a valid, legal and perfected first priority security interest in all of the Collateral as to which perfection is governed by filing.

(h)            Pledgor’s complete legal name is set forth in the preamble of this Agreement.  All records of Pledgor relative to the Collateral are and will be kept at Pledgor’s principal place of business which as of the date hereof is located at c/o BRT Realty Trust, 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021, Attn:  Jeffrey A. Gould, President.

(i)              No dispute, right of setoff, counterclaim or defenses exist with respect to any part of the Collateral.

Section 3.2.        Covenants.

(a)             Pledgor covenants and agrees that it will defend Pledgee’s right, title and security interest in and to the Collateral and the respective proceeds thereof against the claims and demands of all persons whomsoever.

(b)             Pledgor covenants and agrees that, without in each case the prior written consent of Pledgee,

(i)       Pledgor will not sell, transfer or convey any interest in, or suffer or permit any pledge, lien, security interest, charge, option or other encumbrance to be created upon or with respect to the Collateral and the respective proceeds thereof (except the liens and security interests created by this Agreement); and any such transfer shall be subject to this Agreement, and the transferee shall assume the obligations of Pledgor with respect to such Collateral and the proceeds thereof; provided that Pledgor may transfer its interest in the Membership Interests as permitted pursuant to Section 8.03 of the Operating Agreement or as otherwise permitted by Pledgee in writing so long as the transferee provides a pledge of its interest in the transfereed Membership Interests in the same form and substance of this Agreement;

(ii)      Pledgor (1) will not amend, modify or supplement any Pledged Interests without the prior written consent of Pledgee and (2) will defend its title or interest thereto or therein against any and all pledges, liens, security interests, charges, options or other encumbrances of any nature, however arising of all persons whomsoever; provided that the foregoing shall not prohibit amendments to the Operating Agreement permitted pursuant to the terms thereof or with the written consent of the TL Member to be granted or withheld in its sole discretion; and

(iii)     Pledgor will not permit or suffer to be issued or consent to the issuance of any additional limited liability company membership interests in the Company that would cause a dilution of the Membership Interests but only to the extent Pledgor has the right or authority to prohibit or consent to the same.

(c)             Pledgor covenants and agrees that it will take no action that would violate any of the terms of this Agreement.

(d)             Pledgor covenants and agrees that it will take no action that would cause any of the representations contained in Section 3.1 to fail to be true at any time.

(e)             Pledgor covenants and agrees, for purposes of hereafter assuring the proper filing of financing statements and other security instruments, and the location of such filings, Pledgor will not, without giving Pledgee at least 10 days’ prior notice, change its name, address of residence or place of business (which are as set forth in Section 3.1(h)).

(f)             Pledgor covenants and agrees that it will defend Pledgee’s right, title and security interest in and to the Collateral and the respective proceeds thereof against the claims and demands of all persons whomsoever.

(g)             Pledgor covenants and agrees that it shall pay all taxes and other charges against the Collateral, shall not use the Collateral illegally, and shall not permit to exist any loss, theft, damage or destruction of the Collateral and shall not permit to exist any levy, seizure or attachment of the Collateral.

(h)             Pledgor covenants and agrees that it will not assent to or enter into any amendment or modification, directly or indirectly, of the Company’s organizational documents except as expressly provided pursuant to the terms thereof or with the prior written consent of the TL Member to be granted or withheld in its sole discretion.

(i)              Pledgor covenants and agrees that, within sixty (60) says of the date hereof, Pledgor shall cause the Membership Interests of the Company to be represented by a membership certificate issued by the Company to Pledgor as a member of the Company.  In which case, the following shall apply:

(i)       Pledgor’s membership certificate shall represent Pledgor’s entire membership interest in the Company;

(ii)      Pledgor’s membership interest in the Company shall for all purposes be personal property;

(iii)     No member shall have any interest in the specific property of the Company;

(iv)    All membership certificates shall be a certificated security for purpose of Article 8 of the Uniform Commercial Code of the State of New York and the Uniform Commercial Code of any other jurisdiction;

(v)     All membership certificates shall bear the following legend:   “This certificate evidences an interest in BRTL LLC and shall be a security for purposes of Article 8 of the Uniform Commercial Code of the State of New York and the Uniform Commercial Code of any other jurisdiction.”  The foregoing provision shall not be amended, and no such purported amendment to this provision shall be effective until all outstanding membership certificates have been surrendered for cancellation.

ARTICLE IV

MISCELLANEOUS

Section 4.1.        Survival.  This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement, and shall continue in full force and effect so long as any portion of the Obligations is outstanding and unpaid or such longer period as is set forth herein.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and permitted assigns of such party.  All covenants, promises and agreements in this Agreement contained, by or on behalf of Pledgor,  shall bind Pledgor and its successors and assigns, and shall inure to the benefit of Pledgee and its successors and assigns.

Section 4.2.        Governing Law.

(a)             This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)            Any legal suit, action or proceeding against Pledgor or Pledgee arising out of or relating to this Agreement may be instituted in any federal or state court in New York, New York.  Pledgor hereby (i) irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum, and (ii) irrevocably submits to the nonexclusive jurisdiction of any such court in any such suit, action or proceeding.

Section 4.3.        Modification; Waiver in Writing.  This Agreement may not be amended or waived, nor shall any consent or approval of Pledgee be granted hereunder, unless such amendment, waiver, consent or approval is in writing signed by Pledgee and Pledgor.

Section 4.4.        Notices.  Any notice, communication or request required or permitted to be given hereunder shall be given in accordance with Section 12.04 of the Operating Agreement.

Section 4.5.        Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 4.6.        Counterparts.  A party to this Agreement may deliver executed signature pages to this Agreement by facsimile transmission or electronic mail attachment to any other parties, which facsimile copy or electronic mail attachment shall be deemed to be an original executed signature page; provided, however, that such party shall deliver an original signature page to the other ppromptly thereafter.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the parties to this Agreement had signed the same signature page.

Section 4.7.        Expenses.  Pledgor will upon demand pay to Pledgee the amount of any and all out-of-pocket expenses, including, without being limited to, the reasonable fees and expenses of its counsel and of any experts and agents, that Pledgee may incur in connection with the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, the exercise or enforcement of any of the rights of Pledgee hereunder or the failure by Pledgor to perform or observe any of the provisions hereof.

(signatures appear on next page)

IN WITNESS WHEREOF, Pledgor and Pledgee have each caused this Agreement to be duly executed by its respective duly authorized representative, all as of the day and year first above written.

PLEDGOR

BRT TORCH MEMBER LLC, a Delaware limited liability company

By:	/s/ Mark H. Lundy
Name: Mark H. Lundy
Title: Senior Vice President

PLEDGOR

DEBT OPPORTUNITY FUND III, LLC, a Delaware limited liability company

By:	/s/ Trevor Rozowsky
Name: Trevor Rozowsky
Title: Managing Director

Joinder of the Company

The undersigned hereby acknowledges and approves Pledgor’s pledge of its membership interests in BRTL LLC in accordance with the terms of this Agreement.

BRTL LLC, a Delaware limited liability company

By:	BRT Torch Member LLC, a Delaware limited liability company, its managing member

By:	/s/ Mark H. Lundy
Name: Mark H. Lundy
Title: Senior Vice President